UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)

Effective June 15, 2012, the board of directors of Abakan Inc. (the “Corporation”) accepted the resignation of Herman Buschor as a director of the Corporation.

(d)

Effective June 15, 2012, the board of directors of the Corporation appointed David Charbonneau to serve as a member of the Corporation’s board of directors.

Mr. Charbonneau is the founder of CFO Consultant’s Inc. in Cleveland, Ohio for which he has advised clients since 2008 on strategic planning, budget preparation, sales and margin enhancement, overhead cost management, accounting and corporate affairs.  He also works part-time with The Parkland Group

Inc. and has been appointed an Associate Director of the newly formed entity SS&G Parkland Consulting

LLC in Cleveland, Ohio. His duties focus on strategic planning, performance improvements and institutional relationships. From 1998 to 2008, Mr. Charbonneau was the President  of Premier Modular

Buildings LC, a Florida commercial modular builder.

Mr. Charbonneau brings independent management oversight and an expert accounting background with over two decades of accounting, management and consultancy experience. He is a Certified Public

Accountant in Ohio, inactive. Mr. Charbonneau started his accounting career as an auditor for Arthur

Anderson & Co in Cleveland.  His experience includes 5 years as Chief Financial Officer for Diamond

Engineered Space Inc.  Diamond was a national commercial modular builder and a subsidiary of a UK publically traded company. The company was sold to GE Capital in 1993.  Thereafter, Mr. Charbonneau worked as the Chief Financial Officer and a Director for Waco International Corporation, a subsidiary of an Australian public company until 1998. Waco was a scaffolding manufacturer and construction rental equipment company with multiple US locations, 600 employees and over $75 million in revenue.

Mr. Charbonneau earned a Bachelor of Science in Business Administration with a Major in Accounting from The Ohio State University.

For purposes of determining director independence, the Corporation has applied the definitions set out in

NASDAQ Rule 4200(a) (15). Under this Rule, a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, the Corporation deems Mr.

Charbonneau to be an independent director.

The Corporation expects at this time that Mr. Charbonneau will serve on each of its Audit, Compensation,

Nominating and Ethics Committees.

Mr. Charbonneau has entered into a board of director’s compensation agreement with the Corporation in connection with his appointment to the board of directors. The compensatory terms of the agreement include options to purchase 150,000 shares that vest in equal increments, initially in three months and then annually over two years with an exercise price of $2.30 per share, 10,000 restricted common shares and an annual cash fee paid over agreed time frames. The director’s compensation agreement also provides for Mr. Charbonneau to receive the costs associated with continuing education in order to have his CPA license changed to active status.

Mr. Charbonneau is not related to any members of the Corporation’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert H. Miller

June 19, 2012

Name: Robert H. Miller

Title: Chief Executive Officer

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